Exhibit 22



                                                              Percentage
                                                              of Voting
                                                              Securities
                                        Jurisdiction of        Owned By
Name                                     Incorporation        Registrant
---------------------------------      ------------------    ------------
Supermarket Cigarette Sales, Inc.          Louisiana             100%